Exhibit 23.1

KPMG LLP Suite 2000 303 Peachtree Street, N.E. Atlanta, GA 30308-3210

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-257284, 333-263833, 333-263835 and 333-271139) on Form S-8, registration statement (No. 333-266001) on Form S-3 and registration statement (No. 333-272876) on Form S-1 of our report dated March 30, 2023, with respect to the financial statements of Femasys Inc.

/s/ KPMG LLP

Atlanta, Georgia
July 21, 2023